UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 15, 2011

Date of Report (Date of earliest event reported)

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1537 Bull Lea Rd., Suite 200

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Issuance and Sale of Senior Notes

On July 15, 2011, RAAM Global Energy Company (the “Company”) successfully completed the issuance and sale of $50,000,000 aggregate principal amount of additional 12.50 % Senior Notes due 2015 (the “Notes”). The Notes are Additional Notes issued pursuant to an indenture dated as of September 24, 2010 (the “Base Indenture”), by and among the Company, the Guarantors (as defined below) and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), pursuant to which the Company initially issued $150 million aggregate principal amount of its 12.50% Notes, as supplemented by the First Supplemental Indenture dated as of July 15, 2011 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Additional Notes have identical terms, other than the issue date and issue price, and constitute part of the same series as the initially issued notes, although they bear a different CUSIP number than the initially issued notes until they are no longer restricted securities under the Securities Act (as defined below). The Additional Notes are jointly and severally, and unconditionally, guaranteed (the “Guarantees”) on a senior secured basis by all of the Company’s current and future domestic subsidiaries that guarantee the indebtedness under the Company’s amended revolving credit facility entered into on September 4, 2009 (collectively, the “Guarantors”).

The Notes and the Guarantees rank (i) senior in right of payment to all of the Company’s and the Guarantors’ future subordinated indebtedness, (ii) equal in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, including indebtedness under such senior credit facility and the initially issued notes, and (iii) effectively junior to indebtedness under such senior credit facility and additional permitted first lien indebtedness to the extent of the value of the collateral securing such senior credit facility and such additional permitted first lien indebtedness.

The Notes and the Guarantees were offered and sold in private transactions in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Notes and Guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The purchase price for the Notes and Guarantees was 102.500% of their principal amount, plus accrued interest from April 1, 2011. The Company received net proceeds from the issuance and sale of the Notes of approximately $51.7 million, after discounts and estimated offering expenses. The Company intends to use the net proceeds from the offering for general corporate purposes.

Interest on the Notes accrues from and including April 1, 2011 at a rate of 12.500% per year. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, commencing on October 1, 2011. The Notes mature on October 1, 2015.

The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of certain of its subsidiaries to:

•	incur or guarantee additional indebtedness or issue certain preferred stock;

•	pay dividends, repurchase equity securities, redeem subordinated debt or make investments or other restricted payments;

•	issue capital stock;

•	transfer or sell assets;

•	incur dividends or other payment restrictions;

•	create or incur liens;

•	change the Company’s line of business;

enter into certain transactions with affiliates; and

merge, consolidate or transfer substantially all of the Company’s assets.

These and other covenants that are contained in the Indenture are subject to important exceptions and qualifications.

The Company may, at its option, redeem all or part of the Notes, at any time on or after October 1, 2014 until March 31, 2015, at a redemption price equal to 100% of the principal amount thereof, plus one half coupon plus accrued and unpaid interest to the date of redemption.

At any time before October 1, 2014, the Company, at its option, may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more qualified equity offerings at a redemption price of 112. 50% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, as long as:

•

at least 65% of the aggregate principal amount of the Notes issued under the Indenture (including the Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its subsidiaries); and

•	such redemption occurs within 90 days of the date of the closing of any such qualified equity offering.

In addition, on or after April 1, 2015, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the date of redemption.

The Company may also redeem some or all of the Notes at any time prior to October 1, 2014 at a redemption price equal to 100% of the principal amount of the Notes, plus the Applicable Premium (as defined in the Indenture), and accrued and unpaid interest to the date of redemption.

If the Company experiences certain kinds of changes of control, holders of the Notes will be entitled to require the Company to purchase all or a portion of the Notes at 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.

A copy of the Indenture and the form of the Global Note included as Exhibit A to the Indenture were previously filed as Exhibit 4.1 to the Company’s Form S-4 filed on March 17, 2011, and are incorporated herein by reference, and the above description of the Indenture and Notes contained herein is qualified in its entirety by the full text of such instruments.

Registration Rights Agreement

On July 15, 2011, in connection with the closing of the Notes offering, the Company and each of the Guarantors under the Indenture (the Guarantors, together with the Company, the “Issuers”) entered into a Registration Rights Agreement with the initial purchasers of the Notes, pursuant to which the Issuers agreed (a) (i) to file with the Securities and Exchange Commission a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act, with respect to a registered offer to exchange any and all of the Notes (including the guarantees with respect thereto) for a like aggregate principal amount of registered notes that are identical in all material respects to the Notes (except that the exchange notes will not contain restrictive legends, transfer restrictions or provide payment of Additional Interest (as defined in the Registration Rights Agreement) should holders of the Notes suffer damage if the Company or any of the Guarantors fail to fulfill their obligations under the Registration Rights Agreement) and/or (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale by certain holders of the Notes and the guarantees thereof, (b) to use their reasonable best efforts to cause the Exchange Offer Registration Statement and, if applicable, the shelf registration statement, to be declared effective under the Securities Act within 270 days following July 15, 2011 and (c) to use their reasonable best efforts to commence the exchange offer as soon as practicable after the date on which the Exchange Offer Registration Statement is declared effective. If the Issuers fail to comply with certain obligations under the Registration Rights Agreement, they will be required to pay Additional Interest to the holders of the Notes in accordance with the provisions of the Registration Rights Agreement.

A copy of the Registration Rights Agreement is being filed as Exhibit 4.3 hereto and is incorporated herein by reference. The above description of the Registration Rights Agreement contained herein is qualified in its entirety by the full text of such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in the captions “Issuance and Sale of Senior Notes” and “Registration Rights Agreement,” including the summaries of the Indenture, Notes and the Registration Rights Agreement contained therein, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Exhibit Number	Description

4.1	Indenture, dated as of September 24, 2010, among RAAM Global Energy Company, the several guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Form S-4 filed on March 17, 2011).

4.2*	First Supplemental Indenture, dated as of July 15, 2011, by and among RAAM Global Energy Company, the several guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.3*	Registration Rights Agreement, dated as of July 15, 2011, by and among the Company, the several guarantors named therein and the initial purchasers party thereto.

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2011

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
	Name:	Jeffrey Craycraft
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of September 24, 2010, among RAAM Global Energy Company, the several guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (incorporated by reference to Exhibit 4.1 to the Company’s Form S-4 filed on March 17, 2011).

4.2*	First Supplemental Indenture, dated as of July 15, 2011, by and among RAAM Global Energy Company, the several guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

4.3*	Registration Rights Agreement, dated as of July 15, 2011, by and among the Company, the several guarantors named therein and the initial purchasers party thereto.

*	Filed herewith.